Exhibit 99.1

LUMENTUM TO ACQUIRE CLOUD LIGHT TO ACCELERATE DATA CENTER SPEED AND SCALABILITY

•	Combination expected to deliver a more than five-fold expansion in Lumentum’s cloud intra-data center served opportunity

•	Served opportunity expected to grow at over 30% CAGR through 2028, driven by investments to support the rapid proliferation of Artificial Intelligence and Machine Learning (AI/ML) applications

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Acquisition expected to be immediately accretive to non-GAAP earnings per share and to more than double Lumentum’s cloud intra-data center infrastructure revenue in the 12-month period following the transaction close

•	Lumentum to host an investor call today, October 30, at 5:30 a.m. PT to discuss the transaction

San Jose, Calif., October 30, 2023 – Lumentum Holdings Inc. (NASDAQ: LITE) (“Lumentum”) and Cloud Light Technology Limited (“Cloud Light”) today announced that they have entered into a definitive agreement under which Lumentum will acquire Cloud Light with a transaction value of approximately $750 million, subject to certain adjustments. At the time of closing, transaction consideration will be paid in cash and the assumption and substitution of outstanding unvested Cloud Light options. The transaction has been unanimously approved by the Boards of Directors of both companies and by Cloud Light’s shareholders.

The acquisition of Cloud Light is expected to accelerate Lumentum’s push into the fastest growing segments of the multibillion-dollar opportunity for optical modules used in cloud computing data center infrastructure. Cloud Light has a demonstrated track record of developing and manufacturing the highest-speed connectivity solutions at the leading edge of new and rapidly growing technology transitions. Nearly all of Cloud Light’s more than $200M revenue in the last 12 months was derived from 400G or higher speed transceiver sales. In the most recent quarter, over half of Cloud Light’s optical transceiver revenue was derived from 800G modules.

With this acquisition, Lumentum will be well-positioned to serve the growing needs of cloud and networking customers, particularly those focused on optimizing their data center infrastructure for the demands of AI/ML. Lumentum will be able to deliver immediate customer value with a more comprehensive product and technology portfolio, enabling customers to more effectively manage the escalating compute and interconnect requirements of AI workloads. The combination also brings best-in-class design and assembly, test, and packaging capabilities together with Lumentum’s global scale and customer reach.

“With Cloud Light, we are making a strategic investment to significantly expand our opportunities in the cloud data center and networking infrastructure space,” said Alan Lowe, Lumentum president and CEO. “Cloud Light provides us with the highest speed transceiver solutions at scale and complements our advanced component capabilities. This results in a broad product and technology portfolio that addresses a wide range of cloud operator needs.”

“We are confident that this transaction will deliver substantial, long-term value to our stockholders, with immediate earnings accretion and accelerated revenue growth. We look forward to welcoming Cloud Light’s very talented team to Lumentum,” concluded Mr. Lowe.

“Today’s announcement is a pivotal milestone in the history of Cloud Light, and a testament to the hard work and dedication of our employees,” said Dr. Dennis Tong, Cloud Light Founder and CEO. “We founded the company with a vision that our deep expertise in high-volume precision manufacturing would result in a superior value proposition for cloud data center customers. Having worked closely with the technology teams within leading cloud operators, we believe we can build upon our success to date and further accelerate cloud data center growth by combining Lumentum’s advanced photonic integration and transmission technologies with our highly automated packaging and manufacturing processes. We look forward to joining the Lumentum team and beginning an exciting new chapter.”

Compelling Strategic and Financial Benefits

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Captures AI inflection with expanded intra-data center opportunity: The highly complementary combination squarely positions Lumentum as a leader in providing photonics to cloud operators, enabling more than a five-fold expansion in the company’s served opportunity inside of data centers. With the advent of generative AI, cloud network needs for 400G and higher speed optical transceivers have accelerated rapidly, with the opportunity for these intra-data center products anticipated to grow at a 30% CAGR and exceed $10B by 2028. Cloud Light provides the highest speed optical transceiver products to leading hyperscale cloud customers, with even higher-speed solutions well along in their development, complementing Lumentum’s existing portfolio of laser transmitters and other integrated components for data center transceivers.

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Better equipped to address future customer roadmaps: AI models are driving an exponential increase in compute requirements, where performance is now doubling every 3 to 4 months, compared to the historical doubling every two years according to Moore’s Law. Scaling workloads even higher is limited by existing network and interconnect bottlenecks. With the addition of Cloud Light, Lumentum better addresses these challenges – both now and into the future – by combining advanced optical interconnect technologies based on chip-scale photonic integration, together with highly automated packaging and manufacturing technologies.

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More strategic partner to cloud and AI infrastructure customers: With Cloud Light, Lumentum can more effectively address the growing and diverse needs of cloud operator and AI infrastructure providers. This includes providing next-generation optical connectivity and optical switching within data centers, as well as coherent pluggable modules and optical line system components for data center interconnect applications. With Lumentum’s vertical integration capabilities in components and diversity in its global manufacturing footprint, customers can benefit from improved security of supply and superior technology and cost roadmaps.

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Amplifies edge and metro networking opportunities: Cloud Light’s proven capabilities in low-cost product development and high-volume manufacturing are relevant not only for cloud data center and data center interconnect solutions, but also for network edge applications, including those served by direct detect and coherent tunable DWDM transceivers. A broader set of networking customers will benefit from the added advanced packaging technologies and manufacturing capabilities offered by this combination.

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Immediately accretive to Lumentum’s earnings and accelerates Lumentum growth: The transaction is expected to be immediately accretive to Lumentum’s non-GAAP earnings per share and is expected to more than double Lumentum’s cloud data center infrastructure revenue in the 12-month period following the transaction close. In the last twelve months, over 90 percent of Cloud Light’s revenue was derived from 400G and higher speed products, and in their most recent quarter, over half of Cloud Light’s optical transceiver revenue was derived from 800G transceiver products.

Transaction Financing and Approvals

Lumentum intends to finance the transaction through cash from its balance sheet. The transaction is expected to close by the end of calendar 2023, subject to receipt of regulatory approvals and other customary closing conditions.

Advisors

BofA Securities served as the exclusive financial advisor to Lumentum and Wilson Sonsini Goodrich & Rosati, Professional Corporation served as legal advisor. Morgan, Lewis & Bockius LLP served as legal advisor to Cloud Light.

Transaction Conference Call

Lumentum will hold a conference call today, October 30, 2023, at 5:30 a.m. PT/8:30 a.m. ET to discuss this announcement. A live webcast of the call and the replay will be available on the Lumentum website at http://investor.lumentum.com. To listen to the live conference call, dial (888) 259-6580, (206) 962-3782, or (416) 764-8624 and reference the conference ID 95405221. Supporting materials for the call’s presentation will be posted on http://investor.lumentum.com under the “Events and Presentations” section prior to the call.

A conference call replay will be available from October 30, 2023, at 11:30 a.m. ET through November 6, 2023, at 11:59 p.m. ET. To access the replay, dial (877) 674-7070 or (416) 764-8692 and reference the passcode 405221 #.

This press release is being furnished as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission and will be available at http://www.sec.gov/.

About Lumentum

Lumentum (NASDAQ: LITE) is a market-leading designer and manufacturer of innovative optical and photonic products enabling optical networking and laser applications worldwide. Lumentum optical components and subsystems are part of virtually every type of telecom, enterprise, and data center network. Lumentum lasers enable advanced manufacturing techniques and diverse applications including next-generation 3D sensing capabilities. Lumentum is headquartered in San Jose, California with R&D, manufacturing, and sales offices worldwide. For more information, visit www.lumentum.com.

About Cloud Light

Cloud Light Technology Limited designs, markets, and manufactures advanced optical modules for automotive sensors and data center interconnect applications. The company’s core team has over 18 years of experience in the design of advanced optical modules, with a rich heritage in advanced manufacturing and delivering superior quality and customer experience. Founded in 2018, Cloud Light is headquartered in Hong Kong, with R&D centers in Hong Kong and Taiwan and state-of-the-art manufacturing facilities in Dongguan, China and Southeast Asia. For more information, visit www.cloudlight.com.hk.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) expectations and beliefs with respect to customers, the opportunity and market that combined company will serve, products and technologies of the combined company and future operations, and (iii) the expected impact of the proposed transaction on Lumentum’s business and financial results. Expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the ability to secure regulatory approvals on the terms expected in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; the risk of litigation and/or regulatory actions related to the proposed transaction; changing supply and demand conditions in the industry; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the Securities and Exchange Commission, including Lumentum’s Annual Report on Form 10-K for the fiscal year ended July 1, 2023 as well as other filings made by Lumentum with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on current expectations, and with regard to the proposed transaction, are based on Lumentum’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Lumentum, all of which are subject to change.

Lumentum undertakes no obligation to update the information contained in this communication or any other forward-looking statement.

Category: Financial

Contact Information

Investors: Kathy Ta, 408-750-3853, investor.relations@lumentum.com

Media: Noël Bilodeau, 408-439-2140, media@lumentum.com or Hotwire Global, lumentum@hotwireglobal.com

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